Exhibit 99.1

Mr. Oh is associated with Apollo Management, L.P. (“Apollo Management”) and its affiliated investment managers, including Apollo Management VII, L.P. (“Management VII”), which is the manager of PLLL Holdings, LLC (“PLLL Holdings”).  PLLL Holdings is the sole stockholder of PLLL Acquisition Co. (“PLLL Acquisition”), which is the record holder of shares of common stock of Parallel Petroleum Corporation (the “Issuer”).  AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII.  Apollo Management is the sole member and manager of AIF VII LLC.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings.  This report does not include any securities of the Issuer that may be deemed beneficially owned by any of PLLL Acquisition, PLLL Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings or Holdings GP, and Mr. Oh disclaims beneficial ownership of all such securities.  This report shall not be deemed an admission that Mr. Oh is the beneficial owner of, or has any pecuniary interest in, any such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.